EXHIBIT 23

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     We hereby consent to the inclusion of our report for the plan years ended December 31, 2003 and 2002, dated March 8, 2004 included in Form 11-K Human Genome Sciences, Inc.’s, Employee Stock Purchase Plan.

/s/ Reznick Fedder and Silverman

Baltimore, Maryland
March 8, 2004